UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SAGIMET BIOSCIENCES INC.
(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

155 Bovet Road, Suite 303
San Mateo, California 94402
2025 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 9, 2025
May 9, 2025
Dear Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Sagimet Biosciences Inc., or the Company, we, us, which will be held at 9:30 a.m., Pacific Time, on Monday, June 9, 2025. The Annual Meeting will be held in virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe that the virtual meeting format enables stockholders to attend and participate from any location around the world at no cost, provides for cost savings and reduces the environmental impact of our Annual Meeting. The Annual Meeting can be accessed via the internet at https://web.lumiconnect.com/217605655, using the password sagimet2025.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders, or the Notice, and 2025 Annual Meeting Proxy Statement, or the Proxy Statement. Other than the proposals described in the Proxy Statement, our Board of Directors, or Board, is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to offer our proxy materials over the internet as permitted by Securities and Exchange Commission, or SEC, rules.
Your vote is important.   Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions with respect to voting, please email our General Counsel, Elizabeth Rozek, Esq., at legal@sagimet.com.
Sincerely,
/s/ George Kemble, Ph.D. George Kemble, Ph.D. Executive Chairman of the Board of Directors	/s/ David Happel David Happel President and Chief Executive Officer
THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MAILED ON OR ABOUT MAY 9, 2025.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 9, 2025
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of Sagimet Biosciences Inc., or the Annual Meeting, will be held on Monday, June 9, 2025, at 9:30 a.m., Pacific Time. The Annual Meeting will be held in a virtual meeting format only. We are holding the meeting for the purpose of considering and acting upon:
1.
The election of the two director nominees who are set forth in the attached 2025 Annual Meeting Proxy Statement, or the Proxy Statement, to serve as Class II directors whose term will expire in 2028;

2.
The ratification of the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the 2025 fiscal year; and

3.
Any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
MEETING INFORMATION
Date:	June 9, 2025
Time:	9:30 a.m., Pacific Time
Website Address:	The meeting can be accessed by visiting https://web.lumiconnect.com/217605655 (password: sagimet2025), where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.
Record Date:	You can vote if you were a stockholder of record on April 14, 2025.
Your vote matters.   Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
/s/ Elizabeth Rozek, Esq.

Elizabeth Rozek, Esq.
General Counsel and Chief Compliance Officer
May 9, 2025
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This Proxy Statement and the proxy card are being mailed to our stockholders on or about May 9, 2025. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available to beneficial holders of our common stock at www.astproxyportal.com/ast/27458.

SUMMARY INFORMATION
This summary highlights information contained elsewhere in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the 2024 Annual Report. This summary does not contain all of the information you should consider and we encourage you to read this Proxy Statement and the 2024 Annual Report carefully before voting.
2025 Annual Meeting of Stockholders
TIME AND DATE	RECORD DATE	WEBSITE ADDRESS
Monday, June 9, 2025 9:30 a.m., Pacific Time	April 14, 2025
The meeting can be accessed by visiting https://web.lumiconnect.com/217605655 (password: sagimet2025), where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.

Summary of Stockholder Voting Matters
VOTING MATTERS	FOR MORE INFORMATION	BOARD OF DIRECTORS RECOMMENDATION
PROPOSAL 1: Election of Class II Directors for a Three-Year Term Expiring in 2028	Page 43	✓ FOR Each Nominee
Elizabeth Grammer, Esq. Beth Seidenberg, M.D.
PROPOSAL 2: Ratification of Appointment of Deloitte as our Independent Registered Public Accounting Firm for 2025	Page 44	✓ FOR

Our Director Nominees
You are being asked to vote on the election of Elizabeth Grammer, Esq. and Beth Seidenberg, M.D. as Class II directors, each to serve for a three-year term expiring at our 2028 Annual Meeting of Stockholders, or the 2028 Annual Meeting. The number of members of our board of directors, or Board, is currently set at nine members. Our Board is divided into three classes, each of which has a three-year term. Class I currently consists of two directors, Class II consists of three directors and Class III consists of four directors.
The term of office of our Class II directors, Merdad Parsey, M.D., Ph.D., Elizabeth Grammer, Esq. and Beth Seidenberg, M.D., expires at the Annual Meeting. On April 29, 2025, Dr. Parsey notified our Board that he would not stand for re-election at the Annual Meeting. As a result, Dr. Parsey’s service as a member of our Board will end effective as of the date of the Annual Meeting, and, after careful consideration, our Board has elected to reduce the size of the Board from nine to eight directors, effective as of the date of the Annual Meeting.
We are nominating Elizabeth Grammer, Esq. and Beth Seidenberg, M.D. for re-election as Class II directors at our Annual Meeting to serve until the 2028 Annual Meeting and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes properly cast by our stockholders at the Annual Meeting. The nominees receiving the most FOR votes (among votes properly cast online at the meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Elizabeth Grammer, Esq. and Beth Seidenberg, M.D. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve.

i

NAME	AGE*	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS
					AC	CC	NCGC
Elizabeth Grammer, Esq.	61	2021	Chief Legal Officer, Ardelyx, Inc.	Yes			C
Beth Seidenberg, M.D.	68	2007	Managing Director, Westlake Village BioPartners	Yes		C
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

*
Age as of the Annual Meeting.

CORPORATE GOVERNANCE HIGHLIGHTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
GOVERNANCE ITEMS
Size of Board (set by the Board)	9
Number of Independent Directors	7
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, gender, experience and skills	Yes
RECENT CORPORATE HIGHLIGHTS
•
In March 2025, we announced the clearance of our investigational new drug application for a first-in-human Phase 1 clinical trial of our second fatty acid synthase inhibitor, TVB-3567.

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In October 2024, we announced that we received Breakthrough Therapy Designation for Denifanstat in metabolic dysfunction-associated steatotic liver disease, or MASH, from the FDA.

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In August 2024, we announced the appointment of Jennifer Jarrett and Dr. Anne Phillips to our Board.

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In August 2024, we established an at-the-market, or ATM, program, allowing for the sale of up to $75 million of shares of our Series A common stock through Cantor Fitzgerald & Co. as sales agent.

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In June 2024, we presented positive data from our Phase 2b FASCINATE-2 clinical trial of denifanstat at the 2024 European Association for the Study of the Liver Congress.

PROXY STATEMENT
This Proxy Statement, with the enclosed proxy card, is being mailed to stockholders of the Company in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Monday, June 9, 2025, at 9:30 a.m., Pacific Time, via the internet at https://web.lumiconnect.com/217605655, using the password sagimet2025.

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are being mailed to our stockholders on or about May 9, 2025. This Proxy Statement and our 2024 Annual Report are available to holders of our Series A common stock at www.astproxyportal.com/ast/27458. If you would like to receive, without charge, a paper copy of our 2024 Annual Report, including the financial statements, please send your request to: General Counsel, Sagimet Biosciences Inc., 155 Bovet Road, Suite 303, San Mateo, California 94402.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our Series A common stock at the close of business on April 14, 2025, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 30,674,855 shares of our Series A common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting. Holders of our Series B common stock are not entitled to vote on any matters that will come before the Annual Meeting.
VOTING METHODS
You may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE	DURING THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the internet at www.voteproxy.com and follow the on-screen instructions.	Calling toll-free from the United States, U.S. territories to 1-800-PROXIES and foreign countries to 1-201-299-4446.	You can vote at the meeting at https://web.lumiconnect.com/217605655 (password: sagimet2025)
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•
Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not revoke or change your vote over the internet or by telephone after 11:59 p.m. Eastern Time, or 8:59 p.m. Pacific Time, on June 8, 2025.

•
Sign a new proxy card and submit it by mail, which must be received no later than June 8, 2025. Only your latest dated proxy card will be counted.

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Give our Corporate Secretary written notice before or during the meeting that you want to revoke your proxy.

•
Virtually attend the Annual Meeting at https://web.lumiconnect.com/217605655, using the password sagimet2025.

Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy.
If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in street name), you should follow the instructions provided by your broker, bank or other holder of record.
Deadline for Voting.   The deadline for voting by telephone or internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time, or 8:59 p.m. Pacific Time, on June 8, 2025. If you are a registered stockholder and virtually attend the Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how votes withheld, broker non-votes and abstentions are treated with respect to our proposals:
VOTING MATTERS	VOTES REQUIRED	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BROKER DISCRETIONARY VOTING
PROPOSAL 1: Election of Class II Directors for a Three-Year Term Expiring in 2028	Plurality of the votes properly cast	Votes withheld and broker non-votes will have no effect on the outcome of the proposal	No
PROPOSAL 2: Ratification of Appointment of Deloitte as our Independent Registered Public Accounting Firm for 2025	Majority of the votes properly cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal	Yes
QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, either attending the meeting virtually or represented by proxy, of the holders of shares of capital stock entitled to vote representing a majority of the voting power of all outstanding shares of capital stock entitled to vote. Holders of Series B common stock are not entitled to vote on any matters that will come before the Annual Meeting and therefore will not be considered for the purpose of determining the presence or absence of a quorum. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes count toward the quorum. If there is no quorum, the holders of shares of capital stock entitled to vote representing a majority of the voting power virtually attending the Annual Meeting or represented by proxy or the presiding officer of the meeting may adjourn the Annual Meeting to another date.
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS
Our Board consists of nine directors divided into three classes, with each class holding office for a three-year term. Each of Elizabeth Grammer, Esq. and Beth Seidenberg, M.D., current Class II directors, have been nominated by our Board for election at the Annual Meeting for a three-year term that will expire at the 2028 Annual Meeting and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If either nominee is unable to serve, the nominating and corporate governance committee of the Board, or the Nominating and Corporate Governance Committee, will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
The number of members of our Board is currently set at nine members. The term of office of our Class II directors, Merdad Parsey, M.D., Ph.D., Elizabeth Grammer, Esq. and Beth Seidenberg, M.D., expires at the Annual Meeting. On April 29, 2025, Dr. Parsey notified our Board that he would not stand for re-election at the Annual Meeting. As a result, Dr. Parsey’s service as a member of our Board will end effective as of the date of the Annual Meeting, and, after careful consideration, our Board has elected to reduce the size of the Board from nine to eight directors, effective as of the date of the Annual Meeting.
BOARD STRUCTURE AND COMPOSITION
Our business and affairs are managed under the direction of our Board, which currently consists of nine members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required. Our Eleventh Amended and Restated Certificate of Incorporation, or Charter, and Second Amended and Restated Bylaws, or Bylaws, permit our Board to establish the authorized number of directors from time to time by resolution. As described above, after careful consideration we have elected to reduce the size of our Board from nine to eight directors following the departure of Dr. Parsey, effective as of the date of the Annual Meeting. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. In accordance with our Charter, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•
the Class I directors are Timothy P. Walbert and Paul Hoelscher and their terms will expire at the annual meeting of stockholders to be held in 2027;

•
the Class II directors are Merdad Parsey, M.D., Ph.D., Elizabeth Grammer, Esq. and Beth Seidenberg, M.D. and their terms will expire at the Annual Meeting (Dr. Parsey will not stand for re-election at the Annual Meeting); and

•
the Class III directors are Jennifer Jarrett, Anne Phillips, M.D., David Happel and George Kemble, Ph.D. and their terms will expire at the annual meeting of stockholders to be held in 2026.

Dr. Seidenberg and Dr. Kemble were elected to our Board pursuant to the Amended and Restated Voting Agreement we entered into in December 2020 with certain investors, or the Voting Agreement, which terminated upon the closing of our initial public offering, or IPO.
On April 15, 2021, we entered into an Amended and Restated Nominating Agreement, as amended by Amendment No. 1 to Amended and Restated Nominating Agreement, entered into on June 22, 2023, or the BBA Funds Nominating Agreement, with Baker Brothers Life Sciences, L.P. and 667, L.P. (together, the BBA Funds). Pursuant to the BBA Funds Nominating Agreement, at any time at which the BBA Funds, together with their affiliates, collectively beneficially own (i) at least 1,449,543 shares of our Series A common stock and Series B common stock, and (ii) at least 2% of our then-outstanding voting common stock, we would have the obligation to support the nomination of, and to cause our Board to include in the slate of nominees recommended to our stockholders for election, one individual designated by the BBA Funds, or the Baker Designee, unless a majority of our disinterested directors reasonably and in good faith determines that a Baker Designee would not be qualified to serve as our director under law, rules of the Nasdaq Stock Market LLC, or Nasdaq, or other stock exchange on which our shares are listed, or our Bylaws. On December 21, 2023, the BBA Funds delivered a waiver to us under the BBA Funds Nominating Agreement, waiving such right to propose the nomination of the Baker Designee. During the Nominating Agreement term, if there is no Baker Designee on our Board, we will have the obligation to invite one Board observer designee of the BBA Funds, or the Baker Observer, to attend all meetings of our Board and all meetings of the committees of our Board as a nonvoting observer, subject to the Baker Observer’s agreement to hold in confidence the information they receive as observers of our Board and committee meetings, as well as subject to their exclusion from our Board meetings to preserve our attorney-client privilege, to avoid conflicts of interest, if the BBA Funds is determined by our Board to be a competitor, or other customary conditions. The BBA Funds Nominating Agreement automatically terminates upon the earliest of (i) such time when the BBA Funds together with their affiliates no longer beneficially own at least 1,449,543 shares of our Series A common stock and Series B common stock, (ii) July 18, 2026, or (iii) the consummation of a liquidation as such term is defined in our Charter.
CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria that it considers in identifying director nominees. Important general criteria and considerations for Board membership include:
GENERAL CRITERIA
✓
Relevant experience and expertise

✓
Proven achievement and competence in such individual’s field

✓
Sound business judgment

✓
An understanding of the fiduciary responsibilities required of a director willingness and ability to devote sufficient time to Board responsibilities

✓
Commitment to devoting time and energy to our affairs

✓
Diverse personal background, perspective and experience

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs and evaluates the experience and skills that would be valuable in new Board members.
SELECTION OF CANDIDATES
Director Skill Set Considerations
The Nominating and Corporate Governance Committee considers a wide range of factors including each director or candidate’s skill sets, other boards of directors on which he or she serves, other positions he or she holds, and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent.
Potential Director Candidates
On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join the Board). Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described in “Stockholder Communications to the Board” in this Proxy Statement. Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Board’s nominees.
Board Diversity
Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business who also have different skill sets and points of view.
BOARD OVERSIGHT OF COMPANY CULTURE AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
Our Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its committees and their activities to support its commitment. Our Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that our culture and strategy are aligned. Our Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Business Conduct and Ethics, or the Code of Conduct, and our values. Our Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.
We understand corporate responsibility is essential for good governance because it strengthens the accountability of our Board and management team. We view Environmental, Social and Governance, or ESG, initiatives as long-term value drivers for the Company and our stockholders. Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand-in-hand with strong corporate leadership and stewardship. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of ESG matters that impact our business and related risks. Though our current ESG initiatives are broad, we continue to focus on our people, culture and strong corporate governance.
The following is a summary of our current ESG policies and practices:
•
Independent Committees:   Each of our Board committees consists entirely of independent directors.

•
Regularly Held Executive Sessions:   The independent directors of our Board meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.

•
Code of Conduct:   All of our directors, officers and employees are subject to the Code of Conduct, which is available on the “Investors & Media” — “Corporate Governance” section of our website at www.sagimet.com.

•
Human Capital Management:   We are committed to the health and welfare of our employees. We support the development of our employees with a competitive compensation and benefits package, internal advancement, and individualized development opportunities.

•
Diversity and Inclusion:   We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where everyone can bring their whole self to work and feel supported in reaching their full potential.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES
CLASS II DIRECTORS — PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2028
ELIZABETH GRAMMER, ESQ.
Age: 61 Director Since: 2021	Committee Memberships: Nominating and Corporate Governance (Chair)	Other Public Directorships: None
Elizabeth Grammer, Esq. has served as a member of our Board since April 2021. Since January 2020, Ms. Grammer has served as the Chief Legal and Administrative Officer of Ardelyx, Inc., or Ardelyx. From May 2014 to January 2020, she served as the General Counsel of Ardelyx and from December 2012 until May 2014, she served as the Vice President of Legal Affairs of Ardelyx. From 2006 to December 2012, Ms. Grammer served as an independent outside corporate counsel for public and private biotechnology companies. From 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals Inc., a biopharmaceutical company. Ms. Grammer received a B.A. in political science from Boston University and a J.D. from Stanford Law School.

Skills & Qualifications: We believe that Ms. Grammer is qualified to serve on our Board due to her extensive experience in the biopharma and pharmaceutical sector and in law.
BETH SEIDENBERG, M.D.
Age: 68 Director Since: 2007	Committee Memberships: Compensation (Chair)	Other Public Directorships: Acelyrin, Inc., Vera Therapeutics, Inc., Kyverna Therapeutics, Inc.
Beth Seidenberg, M.D. has served as a member of our Board since April 2007. Dr. Seidenberg serves as a Managing Director of Westlake Village BioPartners, a venture capital firm she founded in September 2018. Since May 2005, Dr. Seidenberg has served as a Managing Member of certain venture capital funds advised by Kleiner Perkins Caufield & Byers, LLC, where she has primarily focused on life science investing. Dr. Seidenberg was previously the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen Inc. Previously, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company and Merck & Co., Inc. Dr. Seidenberg received a B.S. in biology and anthropology from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at Johns Hopkins University, George Washington University and the National Institutes of Health. Dr. Seidenberg currently serves on the boards of directors of Acelyrin, Inc. (Nasdaq: SLRN), Vera Therapeutics, Inc. (Nasdaq: VERA), Kyverna Therapeutics, Inc. (Nasdaq: KYTX); positions she has held since October 2020, June 2016, and September 2018, respectively. Dr. Seidenberg also serves on the board of directors of several privately held life sciences companies.

Skills & Qualifications: We believe that Dr. Seidenberg is qualified to serve on our Board due to her training as a physician and her experience in the life sciences industry as a senior executive and venture capitalist who has incubated and invested in twenty-five biotechnology ventures.

CONTINUING DIRECTORS
CLASS I DIRECTORS — TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS
PAUL HOELSCHER
Age: 60 Director Since: 2024	Committee Memberships: Audit (Chair)	Other Public Directorships: None
Paul Hoelscher has served as a member of our Board since April 2024. Mr. Hoelscher served as Executive Vice President and Chief Financial Officer of Horizon Therapeutics plc, or Horizon, from 2014 until his retirement in May 2022, overseeing all aspects of Horizon’s financial operations. Prior to joining Horizon, Mr. Hoelscher held financial executive positions at OfficeMax, Inc., or OfficeMax, a business services company, from 2012 to 2014, including serving as Senior Vice President, Finance, Treasury and Corporate Development and co-leading the integration of OfficeMax and Office Depot Inc. Previously, Mr. Hoelscher held various financial leadership roles of increasing responsibility over nineteen years at Alberto Culver Company, a beauty care company, and worked in the audit practice of KPMG LLP for seven years. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant. Mr. Hoelscher served on the board of Reneo Pharmaceuticals, Inc. (now OnKure Therapeutics, Inc. (Nasdaq: OKUR)), a public pharmaceutical company from January 2022 to October 2024, and served on the board of trustees of the Illinois Region of The Leukemia & Lymphoma Society from 2007 to 2022, including two terms as board chair.

Skills & Qualifications: We believe that Mr. Hoelscher is qualified to serve on our Board due to his extensive public company experience in financial leadership roles.

TIMOTHY P. WALBERT
Age: 58 Director Since: 2024	Committee Memberships: Audit, Compensation	Other Public Directorships: Century Therapeutics, Inc., Mirum Pharmaceuticals, Inc., BioMarin Pharmaceuticals
Timothy P. Walbert has served as a member of our Board since April 2024. Mr. Walbert has served as a senior advisor to Amgen Inc., or Amgen, since October 2023. Mr. Walbert was Chairman, President and Chief Executive Officer of Horizon, a public biotech company, from June 2008 to October 2023, when it was acquired by Amgen for $28 billion. Before joining Horizon, he was President, Chief Executive Officer and a director of IDM Pharma Inc., or IDM, a public biotechnology company, which was acquired by Takeda in June 2009. Before IDM, Mr. Walbert served as Executive Vice President, Commercial Operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was Divisional Vice President and General Manager, Immunology, at Abbott Laboratories, now AbbVie Inc., leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as Director, CELEBREX North America, and Arthritis Team Leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth. He currently serves on the boards of Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), BioMarin Pharmaceutical, Inc. (Nasdaq: BMRN) and Century Therapeutics, Inc. (Nasdaq: IPSC), each a public biotech company, where he has been a member since April 2023, February 2025, and October 2022, respectively. He also serves on the board of Odyssey Therapeutics, Inc., Cour Pharmaceuticals Development Company, Inc., Catalent, Inc., and is chairman of the board of directors of Latigo Biotherapeutics, Inc., each private biotech companies. He previously served as chairman of the board of directors of Horizon (acquired by Amgen) from July 2008 to October 2023. Mr. Walbert currently serves on the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a public pharmaceutical company, from 2020 to 2022; Exicure, Inc. (Nasdaq: XCUR), a public biotechnology company, from 2019 to 2022; Assertio Therapeutics, Inc. (Nasdaq: ASRT), a public biopharma company, from 2014 to 2020; Raptor Pharmaceutical Corp. (Nasdaq: RPTP), a public biotechnology company, from 2010 to 2014; XOMA Corporation (Nasdaq: XOMA), a public biotechnology company, from 2011 to 2017; and Sucampo Pharmaceuticals Inc. a formerly-public biopharmaceutical company (now part of Mallinckrodt plc), from 2016 to 2018. He is also a member of the Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert previously served on the board of the Biotechnology Innovation Organization, the Pharmaceutical Research and Manufacturing Association, the Illinois Biotechnology Innovation Organization and World Business Chicago. Mr. Walbert received a Bachelor of Arts in business from Muhlenberg College in Allentown, PA.

Skills & Qualifications: We believe that Mr. Walbert is qualified to serve on our Board due to his extensive executive-level leadership experience in the biotechnology industry.

CLASS III DIRECTORS — TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
DAVID HAPPEL
Age: 63 Director Since: 2022	Committee Memberships: None	Other Public Directorships: None
David Happel has served as our Chief Executive Officer and a director since October 2022. From March 2020 through October 2022, he was President and Chief Executive Officer of Cognoa, Inc., a pediatric behavioral health company developing AI-based technologies for developmental and behavioral health conditions, including the first FDA-authorized diagnostic aid, Canvas Dx, for autism. From February 2018 to March 2020, Mr. Happel was President, Chief Executive Officer and a director on the board of Chrono Therapeutics Inc. In addition, he previously held several executive and commercial positions at Horizon, Raptor Pharmaceutical Corp., Dynavax Technologies Corporation and Chiron Corporation. Mr. Happel has a B.A. in chemistry from Indiana University and an M.B.A. from Indiana State University.

Skills & Qualifications: We believe that Mr. Happel is qualified to serve on our Board due to the valuable experience he brings in his capacity as our President and Chief Executive Officer along with significant leadership experience in the life science industry.
GEORGE KEMBLE, PH.D.
Age: 64 Director Since: 2015	Committee Memberships: None	Other Public Directorships: None
George Kemble, Ph.D. has served as a director since October 2015 and has served as our Executive Chairman of the Board since October 2022. He previously served as our Chief Executive Officer from October 2015 through October 2022, in addition to serving as our Chief Scientific Officer from August 2011 through October 2022. From 2001 through 2011, he held various leadership positions at MedImmune LLC, a biologics company and subsidiary of AstraZeneca PLC, including Vice President of Research & Development for Vaccines, Senior Vice President of Research for Biologics and General Manager of the California operations. Early in his career, from 1993 until 2001, he was a research scientist at Aviron Ltd. focusing on viral vaccine technologies. He received his B.S. in biology from Santa Clara University, a Ph.D. from Stanford University from the department of microbiology and immunology and held a postdoctoral research fellowship at University of California, San Francisco.

Skills & Qualifications: We believe that Dr. Kemble is qualified to serve on our Board due to his experience with scientific programs spanning stages from early research through licensure combined with his leadership of organizations integrating both scientific and business disciplines.

JENNIFER JARRETT
Age: 54 Director Since: 2024	Committee Memberships: Audit	Other Public Directorships: Syndax Pharmaceuticals, Inc., Zura Bio Ltd.
Jennifer Jarrett has served as a member of our Board since August 2024. Since October 2020, she has served as Chief Operating Officer of Arcus Biosciences, Inc., or Arcus, a clinical-stage, global biopharmaceutical company, and previously served on the board of directors of Arcus from January 2019 until January 2024. Prior to joining Arcus as Chief Operating Officer, Ms. Jarrett served as Vice President, Corporate Development and Capital Markets at Uber, Inc., a technology company providing a platform for mobility, delivery and freight services, from January 2019 to September 2020 and prior to that, served as Arcus’ Chief Operating and Financial Officer from March 2017 to January 2019. From April 2016 to October 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. Prior to that, Ms. Jarrett spent 20 years in investment banking, most recently as Managing Director at Citigroup from July 2010 to March 2016, where she was responsible for managing their west coast life sciences investment banking practice. Ms. Jarrett currently serves on the board of directors of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), Zura Bio Ltd (Nasdaq: ZURA), Cajal Neuroscience, Inc., and LifeMine Therapeutics, Inc. and previously served on the boards of directors of Arena Pharmaceuticals, Inc. from July 2017 until its acquisition by Pfizer in March 2022, Audentes Therapeutics from July 2017 until its acquisition by Astellas Pharma Inc. in January 2020, Radius Health, Inc. from May 2022 until its acquisition by Gurnet Point Capital and Patient Square Capital in August 2022, and Consonance-HFW Acquisition Corp. from December 2020 until its business combination with Surrozen Operating, Inc. in August 2021. Ms. Jarrett holds a B.A. in Economics, cum laude, from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

Skills & Qualifications: We believe that Ms. Jarrett is qualified to serve on our Board due to her significant financial, business and strategic experience in the life sciences sector.

ANNE PHILLIPS, M.D.
Age: 71 Director Since: 2024	Committee Memberships: Nominating and Corporate Governance	Other Public Directorships: Barinthus Biotherapeutics, vTv Therapeutics
Anne Phillips, M.D. has served as a member of our Board since August 2024. Dr. Phillips has over 25 years of pharmaceutical industry experience. Ms. Phillips joined our Board following a tenure at Novo Nordisk A/S, a global healthcare company, where she most recently served as a Senior Vice President of Clinical, Medical & Regulatory Affairs, North America Operations, leading the drug development, clinical operations, medical, regulatory, health economics and outcomes research, and safety teams, from January 2011 to August 2022. Prior to joining Novo Nordisk, Dr. Phillips held positions of increasing seniority at GSK plc from 1998 to 2010, most recently as Vice President, Medicine Development Leader. Dr. Phillips currently serves on the board of directors of Barinthus Biotherapeutics plc (Nasdaq: BRNS), a clinical-stage biopharmaceutical company, a position she has held since February 2021, and most recently, vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical-stage public biopharmaceutical company, whose board she joined in March 2024. Dr. Phillips previously served as a member of the board of directors of Trevena, Inc. (Nasdaq: TRVN), a biopharmaceutical company, from December 2014 to November 2024, Carmot Therapeutics Inc., a biopharmaceutical company, from September 2022 to December 2023, when it was acquired by F. Hoffmann-La Roche AG and AMAG Pharmaceuticals, Inc., a pharmaceutical company, from April 2019 to November 2020. Dr. Phillips received an Hon. B.Sc. in Zoology from the University of Western Ontario and an M.D. from the University of Toronto. She completed postgraduate training in Internal Medicine, Medical Microbiology and Infectious Diseases.

Skills & Qualifications: We believe that Dr. Phillips is qualified to serve on our Board due to her significant pharmaceutical industry experience.

CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are key to our relationship with our stockholders. We strive to have regular, constructive conversations with our stockholders to better understand our stockholders’ priorities and perspectives.
Our governance practices are documented in our Charter, our Bylaws, our Code of Conduct, our corporate governance guidelines, or the Corporate Governance Guidelines, and the charters of the committees of the Board, each of which is posted on our website at https://ir.sagimet.com/corporate-governance/governance-overview. Aspects of our governance documents are summarized below.
BOARD INDEPENDENCE
Under the listing standards, requirements and rules of Nasdaq, or the Nasdaq Listing Rules, independent directors must comprise a majority of our Board as a listed company within one year of the listing date. Our Board is currently comprised of a majority of independent directors.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that Dr. Seidenberg, Dr. Parsey, Ms. Grammer, Mr. Hoelscher, Ms. Jarrett, Dr. Phillips, and Mr. Walbert do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules. Our Board has determined that each of Mr. Happel, by virtue of his position as our current Chief Executive Officer, Dr. Kemble, by virtue of his prior position as our former Chief Executive Officer, are not independent under applicable rules and regulations of the SEC and the Nasdaq Listing Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in “Certain Relationships and Related Person Transactions.”
BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT
Dr. Kemble is the current Executive Chairman of our Board and Mr. Happel is our current Chief Executive Officer, hence the roles of Executive Chairman and Chief Executive Officer are separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Executive Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Executive Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our Executive Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board, or the appropriate Board committee in the case of risks that are under the purview of a particular committee, discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk and such risk is discussed at a Board committee meeting, the chairperson of the relevant committee reports on the discussion to the full Board during the committee report portion of the next Board meeting. This enables the Board and its committees to coordinate in risk oversight, particularly with respect to risk interrelationships.
BOARD COMMITTEES
Our Board has established an audit committee, or the Audit Committee, a compensation committee, or the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee has adopted a written charter that satisfies the application rules and regulation of the SEC and the Nasdaq Listing Rules, which we have posted to our website at www.sagimet.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.
EVALUATING BOARD EFFECTIVENESS
The Board, led by the Nominating and Corporate Governance Committee, is committed to continuous improvement and believes annual self-evaluations are an important tool for evaluating effectiveness. Beginning in 2024, our Board began conducting an annual self-evaluation of the Board, which is presented by the Chairperson of the Nominating and Corporate Governance Committee to the Board for discussion. In addition, each committee began conducting an annual self-assessment in a review process similar to that used by the Board.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.sagimet.com. We intend to disclose on our website any amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
We familiarize new directors with the Company’s businesses, financial position, strategies, and policies, and assist them in developing the skills and knowledge required for their service on the Board. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at our expense.
CORPORATE GOVERNANCE GUIDELINES
We have a written set of Corporate Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, the size and composition of the Board, Board membership criteria, director qualifications and duties, Board committees, director compensation and director communications with third parties. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our Corporate Governance Guidelines are reviewed periodically by the Nominating and Corporate Governance Committee, which will recommend any proposed changes to our Board for approval. Our Corporate Governance Guidelines can be found on our website at https://ir.sagimet.com/corporate-governance/governance-overview.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP
DIRECTOR	INDEPENDENCE	BOARD	AC	CC	NCGC
David Happel	No	M
George Kemble, Ph.D.	No	C
Elizabeth Grammer, Esq.	Yes	M			C
Merdad Parsey, M.D., Ph.D.(1)	Yes	M		M	M
Jennifer Jarrett	Yes	M	M
Beth Seidenberg, M.D.	Yes	M		C
Anne Phillips, M.D.	Yes	M			M
Paul Hoelscher	Yes	M	C
Timothy P. Walbert	Yes	M	M	M

Total meetings in 2024		8	4	8	3
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

(1)
Dr. Parsey will not stand for re-election at the Annual Meeting.

During 2024, our Board held eight meetings, our Compensation Committee held eight meetings, our Audit Committee held four meetings and our Nominating and Corporate Governance Committee held three meetings. Each director attended at least 75% of meetings of each Committee on which he or she served in 2024.
Directors are encouraged, but not required, to attend our annual stockholder meetings.

THE AUDIT COMMITTEE
Chair: Paul Hoelscher Additional Committee Members: • Timothy P. Walbert • Jennifer Jarrett
Responsible for, among other things:
•
Helping our Board oversee our corporate accounting and financial reporting processes;

•
Managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
Reviewing related person transactions;

•
Establishing insurance coverage for our officers and directors;

•
Reviewing significant existing and emerging cybersecurity risks, including material cybersecurity incidents and any disclosure obligations arising from any such incidents;

•
Obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
Approving or, as permitted, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

✓
All members are deemed independent and financially literate under the applicable rules and regulations of the SEC and Nasdaq.

✓
Paul Hoelscher and Jennifer Jarrett each qualifies as an audit committee financial expert within the meaning of SEC regulations.

THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Chair: Elizabeth Grammer Additional Committee Members: • Merdad Parsey • Anne Phillips
Responsible for, among other things:
•
Identifying and evaluating candidates to serve on our Board, including the incumbent directors to be nominated for reelection and nominees recommended by stockholders,;

•
Considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•
Ensuring the continuing education of our Board and orientation of new directors;

•
Developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•
Overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

✓ All members are deemed independent and financially literate under the applicable rules and regulations of the SEC and Nasdaq.

THE COMPENSATION COMMITTEE
Chair: Beth Seidenberg Additional Committee Members: • Merdad Parsey • Timothy P. Walbert
Responsible for, among other things:
•
Reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•
Reviewing and recommending to our Board the compensation paid to our directors;

•
Reviewing and approving the compensation arrangements with our executive officers and other senior management;

•
Administering our equity incentive plans and other benefit programs;

•
Reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, compensation recovery plans, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•
Reviewing, evaluating and recommending to our Board succession plans for our executive officers;

•
Reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

•
Reviewing and approving the compensation of our executive officers and recommending that our Board approve the compensation of our Chief Executive Officer;

•
Reviewing and recommending to our Board the compensation of our directors;

•
Administering our equity incentive plans and overseeing regulatory compliance related to such plans;

•
Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•
Reviewing our overall compensation philosophy.

✓ All members are deemed independent and financially literate under the applicable rules and regulations of the SEC and Nasdaq. ✓ All members are nonemployee directors as defined by SEC rules
COMPENSATION CONSULTANT
Our Compensation Committee previously engaged Compensia, Inc., or the Prior Compensation Consultant, as our compensation consultant. In August 2024, after a competitive bid process pursuant to which several compensation consultants were considered, our Compensation Committee selected Aon plc, or Aon, as our new independent compensation consultant. When requested, Aon consultants attend meetings of our Compensation Committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Aon reports to our Compensation Committee and not to our management, although Aon meets with our management for purposes of gathering information for its analyses and recommendations.

Our Compensation Committee assessed the independence of Aon from management, taking into consideration relevant factors, including the absence of other services provided to our Company by Aon, the amount of fees our Company paid to Aon as a percentage of Aon’s total revenue, the policies and procedures of Aon that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Aon with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Aon have with any member of our Compensation Committee and any stock of our Company owned by Aon or the individual compensation advisors employed by Aon. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our Compensation Committee determined that no relationships existed that would create a conflict of interest or that would compromise Aon’s independence, and that Aon is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee is currently one of our officers or employees. From September 2010 to October 2015, Dr. Parsey served as our Chief Executive Officer. None of our officers currently serves, or has served during the last calendar year, as a member of the board or compensation committee of any company that has one or more executive officers serving as a member of our Board or Compensation Committee.
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
STOCKHOLDER ENGAGEMENT
We regularly connect, collaborate and communicate with our stockholders.
Connect
Engaging with investors is fundamental to our commitment to good corporate governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.
Collaborate
We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate
Our goal is to communicate with our stockholders through various platforms, including via our website at www.sagimet.com, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board as a dialogue.

HOW TO COMMUNICATE WITH OUR DIRECTORS	By mail: Corporate Secretary Sagimet Biosciences Inc. 155 Bovet Road, Suite 303 San Mateo, California 94402 By email: ir@sagimet.com

DIRECTOR COMPENSATION
We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Our Board has adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below, provided that our non-employee directors may opt to receive their cash retainers in fully vested shares of our Series A common stock:
Annual Retainer for Board membership
The annual retain for Board membership is $40,000 for general availability and participation in meetings and conference calls of our Board.
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson:	$15,000
Audit Committee member (other than Chairperson):	$7,500
Compensation Committee Chairperson:	$10,000
Compensation Committee member (other than Chairperson):	$5,000
Nominating and Corporate Governance Committee Chairperson:	$10,000
Nominating and Corporate Governance Committee member (other than Chairperson):	$4,500
Additional retainer for non-executive Chairperson of the Board:	$30,000
In addition, the non-employee director compensation policy provides that, upon initial election or appointment to our Board, each non-employee director will be granted an equity award consisting of a stock option grant with a fair value of $300,000, or Initial Grant. The Initial Grant will vest in equal monthly installments over three years following the grant date, subject to continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director will be granted an annual equity award with a fair value of $180,000, or Annual Grant. The Annual Grant will vest in equal monthly installments over one year following the grant date, subject to continued service through the applicable vesting date. If a non-employee director joins our Board on a date other than the date of the annual meeting of stockholders, then such non-employee director will be granted a prorated portion of the Annual Grant corresponding to such partial year of service at the next annual meeting of stockholders. The Initial Grant and the Annual Grant are subject to full accelerated vesting upon the sale of the Company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $750,000 in the first calendar year such individual becomes a non-employee director and $500,000 in any other calendar year.
We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.

2024 DIRECTOR COMPENSATION TABLE
The following table below sets forth information for the fiscal year ended December 31, 2024 regarding the compensation of our non-employee directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Grammer(2)	57,125	176,407	233,532
Paul Hoelscher(3)	41,250	326,443	367,693
Merdad Parsey, M.D., Ph.D.(4)	51,250	176,407	227,657
Beth Seidenberg, M.D.(5)	51,875	176,407	228,282
Anne Phillips, M.D.(6)	18,542	299,555	318,097
Jennifer Jarrett(7)	19,792	299,555	319,347
Timothy P. Walbert(8)	39,375	326,443	365,818
Richard Rodgers(9)	23,613	—	23,613
Jinzi Wu(9)	17,253	—	17,253

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2024, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair values of the restricted stock units reported in this column are set forth in note 2 of our financial statements included in our 2024 Form 10-K.

(2)
As of December 31, 2024, Ms. Grammer held 100,992 unexercised stock options.

(3)
As of December 31, 2024, Mr. Hoelscher held 82,293 unexercised stock options.

(4)
As of December 31, 2024, Dr. Parsey held 98,661 unexercised stock options.

(5)
As of December 31, 2024, Dr. Seidenberg held 74,675 unexercised stock options.

(6)
As of December 31, 2024, Dr. Phillips held 113,895 unexercised stock options.

(7)
As of December 31, 2024, Ms. Jarrett held 113,895 unexercised stock options.

(8)
As of December 31, 2024, Mr. Walbert held 82,293 unexercised stock options.

(9)
Mr. Rodgers and Mr. Wu served on our Board until June 2024.

In addition, we have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee works with our management in order to negotiate appropriate fees with Deloitte and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Deloitte in 2024 and 2023.
SERVICE	2024 ($)	2023 ($)
Audit Fees	1,173,300	1,927,811
Audit-Related Fees	—	—
Tax Fees	10,800	—
All Other Fees	—	—
Total	1,184,100	1,927,811
“Audit fees” represents the aggregate fees for professional services rendered for the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB. Also included are the fees related to our Registration Statements on Form S-1, Form S-3 and Form S-8.
“Audit Related Fees” represents the aggregate fees billed in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees” above.
“Tax fees” consists of fees related to tax compliance, tax planning and tax advice.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, retaining, setting compensation for, and evaluating and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.
The above-described services provided to us by Deloitte prior to our IPO were provided under engagements entered into prior to our adoption of our pre-approval policies. Following our IPO, the services provided by Deloitte were provided under engagements entered into in accordance with such pre-approval policies. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s 2024 Annual Report. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
SAGIMET BIOSCIENCES INC.
Paul Hoelscher, Chair
Jennifer Jarrett
Timothy P. Walbert
March 5, 2025

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
Name	Age	Position
Executive Officers:
David Happel	63	President, Chief Executive Officer and Director
Thierry Chauche	49	Chief Financial Officer
Eduardo Bruno Martins, M.D., D.Phil.	62	Chief Medical Officer
Elizabeth Rozek, Esq.	53	General Counsel and Chief Compliance Officer
Key Employee and Director:
George Kemble, Ph.D.	64	Executive Chairman of the Board
Executive Officers
David Happel — For biographical information for Mr. Happel, see “Board of Directors — Continuing Directors.”
Eduardo Bruno Martins, M.D., D.Phil. has been our Chief Medical Officer since February 2021. In September 2017, Dr. Martins co-founded Bruno Martins Consulting LLC, a consulting firm that provides scientific advice and services to biotechnology and pharmaceutical companies. From May 2020 to December 2020, prior to joining us, he served as Vice President of Clinical Development at Abbvie Inc. Prior to that, from August 2018 to May 2020, he served as Vice President of Clinical Development — Liver Disease for Allergan, Inc. From November 2015 to August 2017, Dr. Martins served as Senior Vice President of Liver and Infectious Disease Drug Development at Eiger Biopharmaceuticals, Inc., a biopharmaceutical company. From December 2010 to October 2015, he also served as Senior Director of Medical Affairs for Hepatitis at Gilead Sciences, Inc., a biopharmaceutical company. Dr. Martins received his M.D. from the Universidade Federal do Rio de Janeiro in Rio de Janeiro, Brazil and his D.Phil. from the University of Oxford in Oxford, England.
Thierry Chauche has served as our Chief Financial Officer since May 2024. Mr. Chauche has over 25 years of financial and operational leadership experience in finance and healthcare companies. He previously served as the Chief Financial Officer of Provention Bio, Inc., or Provention, from December 2021 until it was acquired by Sanofi S.A. in April 2023. Prior to Provention, Mr. Chauche served as the Vice President and Head of Strategic Financial Planning & Analysis at Alexion Pharmaceuticals, Inc. from 2020 to 2021. Prior to this, Mr. Chauche served in roles of increasing responsibility at Intercept Pharmaceuticals, Inc. from 2017 to 2020, Novartis AG from 2007 to 2017, and Rothschild & Cie from 1999 to 2005. Mr. Chauche holds an M.S. in engineering from Ecole Des Ponts ParisTech and an MBA from the Wharton School of the University of Pennsylvania.
Elizabeth Rozek, Esq.   has been our General Counsel and Chief Compliance Officer since April 2023. From December 2020 to December 2022, Ms. Rozek served as General Counsel and Chief Compliance Officer of Cognoa, Inc., a pediatric behavioral digital health company. From January 2010 to April 2023, she held various positions at Basilea Pharmaceutica International Ltd., a Swiss-listed biopharmaceutical company with global operations developing and commercializing anti-infective and oncology products, including Litigation Counsel (January 2010 to July 2010), General Counsel and Corporate Secretary (March 2011 to July 2017), Advisory External Counsel (August 2017 to December 2020), and Consultant (December 2020 to April 2023). From 2001 to 2006, Ms. Rozek served as an U.S. Department of Justice civil prosecutor on the team that successfully prosecuted the tobacco industry under RICO. Ms. Rozek received her B.A. in literature from Brown University, M.A. in literature from the University of California at San Diego and J.D. from the University of California at Berkeley.
Key Employee and Director
George Kemble, Ph.D. — For biographical information for Dr. Kemble, see “Board of Directors — Continuing Directors.”

EXECUTIVE COMPENSATION
The compensation provided to our named executive officers for the year ended December 31, 2024 is detailed in the 2024 summary compensation table and accompanying footnotes and narrative that follow. Our named executive officers for the year ended December 31, 2024 are:
•
David Happel, president, Chief Executive Officer and director;

•
Thierry Chauche, Chief Financial Officer; and

•
Eduardo Bruno Martins, M.D., D.Phil., Chief Medical Officer.

2024 Summary Compensation Table
The following table presents all the compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2024.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Happel President and Chief Executive Officer	2024	582,000	—	—	320,100	4,064	906,164
	2023	502,894	1,849,734	—	329,725	3,564	2,685,917
Thierry Chauche Chief Financial Officer(6)	2024	314,545	—	1,966,704(7)	125,721	506	2,407,476
	2023	—	—	—	—	—	—
Eduardo Bruno Martins, M.D., D.Phil., Chief Medical Officer	2024	475,000	—	—	190,000	4,064	669,064
	2023	442,930	265,127	594,620	202,840	3,564	1,509,081

(1)
The amounts reported for 2023 reflect annual salary adjustments that were made during 2023. For more information, see “Annual base salary” below.

(2)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair values of the restricted stock units reported in this column are set forth in note 2 of our financial statements included in our 2024 Form 10-K. These amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the economic value that may be received by our named executive officers upon vesting and settlement of such awards or any sale of the shares of our Series A common stock received.

(3)
The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair values of the stock options reported in this column are set forth in note 2 of our financial statements included in our 2024 Form 10-K. These amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the economic value that may be received by our named executive officers upon the exercise of such awards or any sale of the underlying shares of our Series A common stock.

(4)
The amounts reported reflect performance-based cash bonus payments awarded based on the achievement of certain corporate performance goals. All of the bonuses earned by our named executive officers in 2023 were paid in cash in 2024 and all of the bonuses earned by our named executive officers in 2024 were paid in cash in 2025.

(5)
The amounts reported include life insurance premium payments made in 2023 for Mr. Happel and Dr. Martins in the amount of $3,564 and $3,564, respectively, and in 2024 for Mr. Happel, Mr. Chauche and Dr. Martins in the amounts of $3,564, $506 and $3,564, respectively. The amounts reported in 2024 for each of Mr. Happel and Dr. Martins also includes a $500 holiday gift card offered to all of our employees.

(6)
Mr. Chauche was appointed Chief Financial Officer in May 2024.

(7)
In connection with Mr. Chauche’s appointment to Chief Financial Officer, Mr. Chauche was granted a stock option as an inducement material to his acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Narrative to the Summary Compensation Table
Our Compensation Committee reviews and approves compensation annually for all employees, including our named executive officers, with the exception of our Chief Executive Officer. The Compensation Committee reviews and recommends the Chief Executive Officer’s compensation to the Board for approval. In making compensation determinations, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company.
Annual Base Salary
Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies.
The 2023 annual base salaries in effect on January 1, 2023 for Mr. Happel and Dr. Martins were $470,000 and $414,000 respectively. The 2023 annual base salary for Dr. Martins was increased on February 1, 2023 to $430,560. The 2023 annual base salary for Mr. Happel and Dr. Martins were then increased to $545,000 and $461,000, respectively, following our IPO.
The 2024 annual base salaries in effect on January 1, 2024 for Mr. Happel and Dr. Martins were $582,000, and $475,000, respectively. Mr. Chauche joined the Company in May 2024 and his base salary in effect for the remainer of 2024 was $480,000 (pro-rated).
In February 2025, our Compensation Committee approved, and in the case of Mr. Happel, our Compensation Committee recommended and our Board approved, annual base salaries effective January 1, 2025 for Mr. Happel, Mr. Chauche and Dr. Martins in the amounts of $630,000, $490,000 and $500,000, respectively.
Performance Bonuses
During the year ended December 31, 2024, our named executive officers were each eligible to earn an annual bonus based on the achievement of certain individual objectives and company performance objectives. For the fiscal year ended December 31, 2024, the target annual bonuses for Mr. Happel, Mr. Chauche and Dr. Martins were 55%, 40% and 40%, respectively.
For 2024, our named executive officers were eligible to earn their annual bonus pursuant to the achievement of corporate goals approved by our Board. These goals primarily related to the clinical development of denifanstat, pipeline and platform development, financing and operations. The Board determined that the 2024 corporate goals were achieved at 100%. Following a review of 2024 performance, our Compensation Committee approved, and, in the case of Mr. Happel, our Compensation Committee recommended and our Board approved, 2024 annual bonus payouts to each of Mr. Happel, Mr. Chauche Dr. Martins equal to $320,100, $125,721 and $190,000, respectively, in each case representing 100% of the target cash incentive for each such named executive officer, with Mr. Chauche’s amount representing a pro rata cash incentive, adjusted for his term of employment in 2024.

Equity Compensation
We believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. In 2024, we did not make any equity grants to our named executive officers, except the inducement grant granted to Mr. Chauche, as described below.
Annual Equity Awards
In February 2025, our Compensation Committee approved, and in the case of Mr. Happel, our Compensation Committee recommended and our Board approved, grants of options and restricted stock units to each of our named executive officers. We granted options to purchase 472,000, 69,000 and 138,000 shares of Series A common stock and 116,000, 17,000 and 34,000 restricted stock units to each of Messrs. Happel and Chauche and Dr. Martins, respectively. The options vest over forty-eight equal monthly installments, subject to each named executive officer’s continued service on each such vesting date. The restricted stock units vest over four equal annual installments, subject to each named executive officer’s continued service on each such vesting date.
Inducement Equity Awards
Our Board established a pool of shares of Series A common stock from which grants can be issued with Compensation Committee approval but without stockholder approval as inducement for new employees to accept employment offers from the Company under Nasdaq Listing Rule 5635(c)(4). Inducement grants to new employees are determined on a case-by-case basis.
On May 6, 2024, we granted Mr. Chauche an inducement grant of an option to purchase 587,181 shares of Series A common stock at an exercise price of $4.28 per share. The option will vest 25% on May 6, 2025, with the remainder vesting over thirty-six equal monthly installments thereafter, subject to Mr. Chauche’s continued service on each such vesting date.
Outstanding Equity Awards as of December 31, 2024
The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2024:
		Option Awards(1)				Stock Awards
	Grant Date(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)(3)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)
David Happel	10/17/2022(5)	548,086	463,740	$7.15	10/16/2032
	11/17/2023(6)					468,683	$2,109,074
Thierry Chauche	5/6/2024(7)	—	587,181	$4.28	5/5/2034
Eduardo Bruno Martins, M.D., D.Phil.	2/19/2021(5)	189,878	8,254	$6.36	2/18/2031
	4/20/2023(8)	18,340	25,669	$13.51	4/19/2033
	11/17/2023(6)					67,178	$302,301

(1)
All of the options, except as noted in the footnotes below, were granted under the 2007 Plan, the 2017

Plan or the 2023 Plan (each as defined below), the terms of which are described below under “Executive Compensation — Equity Benefit Plans — 2007 Equity Incentive Plan”, “Executive Compensation — Equity Benefit Plans — 2017 Equity Incentive Plan” and “Executive Compensation — Equity Benefit Plans — 2023 Equity Incentive Plan.”
(2)
Except where otherwise noted, if within the twelve-month period that immediately follows a change of control (as defined in the named executive officer’s employment agreement) the named executive officer’s employment is terminated without cause or the named executive officer resigns for good reason (as defined in the named executive officer’s employment agreement), then 100% of the award shall accelerate and become fully vested as of the termination date.

(3)
Prior to our IPO, all of the option awards were granted with a per share exercise price equal to the fair market value of one share of our Series A common stock on the date of grant, as determined in good faith by our Board or Compensation Committee. Following our IPO, all of the option awards were granted with a per share exercise price equal to the closing price of our Series A on the date of grant.

(4)
The market value is based on the closing stock price of $4.50 on December 31, 2024.

(5)
25% of the shares subject to the option vest one year after the vesting commencement date and 1/48th of the shares subject to the option vest monthly thereafter subject to the named executive officer’s continued service through each vesting date.

(6)
The restricted stock units vest in four equal annual installments beginning July 18, 2024, subject to the named executive officer’s continued service to our Company through each vesting date.

(7)
This stock option award was granted as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) and not in accordance with the 2007 Plan, 2017 Plan or 2023 Plan or any other equity plan of the Company, as an inducement material to Mr. Chauche entering into employment with us. 25% of the shares subject to the option vest on May 6, 2025, with the remainder vesting over thirty-six equal monthly installments thereafter, subject to Mr. Chauche’s continued service on each such vesting date.

(8)
1/48th of the shares subject to the option vest monthly following the vesting commencement date, subject to the named executive officer’s continued service through each vesting date.

401(k) Plan
We maintain a defined contribution employee retirement plan (401(k) Plan) for our employees. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. The 401(k) Plan covers all employees, including our named executive officers, who meet defined minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The 401(k) Plan provides that each eligible participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) Plan. As of January 1, 2025, we provide matching under the 401(k) Plan.
Nonqualified Deferred Compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Employment Arrangements
We have entered into employment agreements with each of our named executive officers providing for base salary, cash incentives, equity incentives, severance, and certain other benefits and payments. Below are descriptions of our executive employment agreements and other agreements with our named executive officers.

Mr. Happel.   On August 15, 2023, we entered into an employment agreement with David Happel, which was effective as of July 19, 2023, and subsequently amended and restated on June 5, 2024, or the Happel Employment Agreement. The payments and benefits to which Mr. Happel is entitled under the Happel Employment Agreement include: (i) an initial annual base salary of $582,000; (ii) a target annual bonus opportunity equal to 55% of base salary; and (iii) participation in our employee benefit plans that are generally available to our employees.
Pursuant to the Happel Employment Agreement, if we terminate Mr. Happel’s employment without “cause” or Mr. Happel resigns for “good reason” (each, as defined in the Happel Employment Agreement) outside of the Change in Control Period (as defined below), Mr. Happel will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts), subject to his execution of a general release of claims in favor of the Company: (i) a lump sum cash payment equal to 12 months of Mr. Happel’s base salary and (ii) the payment by us of premiums for up to 12 months of COBRA coverage substantially similar to that provided under our health plan, provided that Mr. Happel properly elects such coverage. In addition, pursuant to the terms of the Happel Employment Agreement, if we terminate Mr. Happel’s employment without “cause” or Mr. Happel resigns for “good reason” during the Change in Control Period, Mr. Happel will receive, subject to his execution of a general release of claims in favor of the Company, (i) a lump sum cash payment equal to 18 months of Mr. Happel’s base salary, (ii) a pro-rated portion of Mr. Happel’s target bonus for the year of termination (or, if higher, Mr. Happel’s target bonus in effect immediately prior to the “change in control” (as defined in the Happel Employment Agreement)), (iii) the payment by us of premiums for up to 18 months of COBRA coverage substantially similar to that provided under our health plan, provided that Mr. Happel properly elects such coverage, (iv) 100% vesting acceleration of all of Mr. Happel’s then-unvested equity awards (with any performance-based vesting deemed achieved and vested at target levels), and (v) an extension of the period of time (to a maximum of 12 months) following termination during which all of Mr. Happel’s outstanding stock option awards may be exercised, to the extent vested as of the date of termination (including any awards that accelerate and vest in connection with his termination). The “Change in Control Period” is the date of a “change in control” and ending 12 months following the date of such “change in control.”
Mr. Chauche.   On May 6, 2024 we entered into an employment agreement with Thierry Chauche, or the Chauche Employment Agreement. The payments and benefits to which Mr. Chauche is entitled under the Chauche Employment Agreement include: (i) an initial annual base salary of $480,000; (ii) a target annual bonus opportunity equal to 40% of base salary; and (iii) participation in our employee benefit plans that are generally available to Company employees.
Pursuant to the Chauche Employment Agreement, if we terminate Mr. Chauche’s employment without “cause” or Mr. Chauche resigns for “good reason” (each, as defined in the Chauche Employment Agreement) outside of the Change in Control Period (as defined below), Mr. Chauche will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts), subject to his execution of a general release of claims in favor of the Company: (i) a lump sum cash payment equal to six months of Mr. Chauche’s base salary and (ii) the payment by us of premiums for up to six months of COBRA coverage substantially similar to that provided under our health plan, provided Mr. Chauche properly elects such coverage. In addition, pursuant to the terms of the Chauche Employment Agreement, if we terminate Mr. Chauche’s employment without “cause” or Mr. Chauche resigns for “good reason” during the Change in Control Period, Mr. Chauche will receive, subject to his execution of a general release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of Mr. Chauche’s base salary, (ii) a pro-rated portion of Mr. Chauche’s target bonus for the year of termination (or, if higher, Mr. Chauche’s target bonus in effect immediately prior to the “change in control” (as defined in the Chauche Employment Agreement)), (iii) the payment by us of premiums for up to 12 months of COBRA coverage substantially similar to that provided under our health plan, provided Mr. Chauche properly elects such coverage, (iv) 100% vesting acceleration of all of Mr. Chauche’s then-unvested equity awards (with any performance-based vesting deemed achieved and vested at target levels), and (v) an extension of the period of time (to a maximum of 12 months) following termination during which all of Mr. Chauche’s outstanding stock option awards may be exercised, to the extent vested as of the date of termination (including any awards that accelerate and vest in connection with his termination). The “Change in Control Period” is the date of a “change in control” and ending 12 months following the date of such “change in control.”

Dr. Martins.   On August 15, 2023, we entered into an employment agreement with Eduardo Martins, which was effective as of July 19, 2023 and subsequently amended and restated on June 5, 2024, or the Martins Employment Agreement. The payments and benefits to which Dr. Martins is entitled under the Martins Employment Agreement include: (i) an initial annual base salary of $475,000; (ii) a target annual bonus opportunity equal to 40% of base salary; and (iii) participation in our employee benefit plans that are generally available to Company employees.
Pursuant to the Martins Employment Agreement, if we terminate Dr. Martins’ employment without “cause” or Dr. Martins resigns for “good reason” (each, as defined in the Martins Employment Agreement) outside of the Change in Control Period (as defined below), Dr. Martins will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts), subject to his execution of a general release of claims in favor of the Company: (i) a lump sum cash payment equal to six months of Dr. Martins’ base salary and (ii) the payment by us of premiums for up to six months of COBRA coverage substantially similar to that provided under our health plan, provided Dr. Martins properly elects such coverage. In addition, pursuant to the terms of the Martins Employment Agreement, if we terminate Dr. Martins’ employment without “cause” or Dr. Martins resigns for “good reason” during the Change in Control Period, Dr. Martins will receive, subject to his execution of a general release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of Dr. Martins’ base salary, (ii) a pro-rated portion of Dr. Martins’ target bonus for the year of termination (or, if higher, Dr. Martins’ target bonus in effect immediately prior to the “change in control” (as defined in the Martins Employment Agreement)), (iii) the payment by us of premiums for up to 12 months of COBRA coverage substantially similar to that provided under our health plan, provided Dr. Martins properly elects such coverage, (iv) 100% vesting acceleration of all of Dr. Martins’ then-unvested equity awards (with any performance-based vesting deemed achieved and vested at target levels), and (v) an extension of the period of time (to a maximum of 12 months) following termination during which all of Dr. Martins’ outstanding stock option awards may be exercised, to the extent vested as of the date of termination (including any awards that accelerate and vest in connection with his termination). The “Change in Control Period” is the date of a “change in control” and ending 12 months following the date of such “change in control.”
Other Compensation and Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision plans, in each case on the same basis as all of our other employees. We pay the premiums for the medical, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
Equity Benefit Plans
2023 Stock Option and Incentive Plan
The 2023 Stock Option and Incentive Plan, or the 2023 Plan, was adopted by our Board in June 2023, approved by our stockholders in July 2023 and became effective in July 2023 in connection with our IPO. The 2023 Plan provides flexibility to our Compensation Committee to use various equity-based incentive awards as compensation tools to motivate our workforce.
We initially reserved 2,585,968 shares of Series A common stock for the issuance of awards under the 2023 Plan, or the Initial Limit. The 2023 Plan provides that the number of shares reserved and available for issuance under the 2023 Plan will automatically increase each January 1 by 4% of the outstanding number of shares of our Series A common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee, or the Annual Increase. The number of shares reserved under the 2023 Plan is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
The shares issuable under the 2023 Plan are and will be authorized but unissued shares or shares that we reacquire. The shares of Series A common stock underlying any awards under the 2023 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or are otherwise terminated (other than by exercise) will be added back to the shares of Series A common stock available for issuance under the 2023 Plan.
The maximum aggregate number of shares that may be issued in the form of incentive stock options shall not exceed the Initial Limit, cumulatively increased each January 1 by the lesser of the Annual Increase for such year or shares of Series A common stock.
The grant date fair value of all awards made under the 2023 Plan and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $500,000; provided, however, that such amount shall be $750,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board.
The 2023 Plan is administered by our Compensation Committee. Our Compensation Committee has the full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted and the number of shares subject to such awards, to make any combination of awards to participants, to accelerate at any time the exercisability or vesting of any award, to impose any limitations and/or vesting conditions on each award and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. Persons eligible to participate in the 2023 Plan are full or part-time officers, employees, non-employee directors and consultants as selected from time to time by our Compensation Committee in its discretion.
The 2023 Plan permits the granting of both options to purchase Series A common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option will be determined by our Compensation Committee but may not be less than 100% of the fair market value of our Series A common stock on the date of grant unless the option is granted (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to individuals who are not subject to U.S. income tax. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee will determine at what time or times each option may be exercised.
Our Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Series A common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price of each stock appreciation right may not be less than 100% of the fair market value of our Series A common stock on the date of grant unless the stock appreciation right is granted (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to individuals who are not subject to U.S. income tax. The term of each stock appreciation right will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee will determine at what time or times each stock appreciation right may be exercised.
Our Compensation Committee may award restricted shares of Series A common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our Compensation Committee may also grant shares of Series A common stock that are free from any restrictions under the 2023 Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.
Our Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of our Series A common stock. Our Compensation Committee may grant cash bonuses under the 2023 Plan to participants, subject to the achievement of certain performance goals.
The 2023 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2023 Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the 2023 Plan. To the extent that awards granted under the 2023 Plan are not assumed or continued or substituted by the successor entity, upon the effective time of the sale event, such awards shall terminate. In such case, except as may be otherwise provided in the relevant award certificate, all awards with time-based vesting conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a sale event in the administrator’s discretion or to the extent specified in the relevant award certificate. In the event of such termination, individuals holding options and stock appreciation rights (i) may be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event or (ii) we may make or provide for a payment, in cash or in kind, to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights. In addition, we may make or provide for a payment, in cash or in kind, to participants holding other vested awards.
Our Board may amend or discontinue the 2023 Plan and our Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2023 Plan require the approval of our stockholders. The administrator of the 2023 Plan is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options and stock appreciation rights or effect the repricing of such awards through cancellation and re-grants without stockholder consent. No awards may be granted under the 2023 Plan after the date that is ten years from the effective date of the 2023 Plan.
2023 Employee Stock Purchase Plan
The 2023 Employee Stock Purchase Plan (as amended and restated, the ESPP) was adopted by our Board in June 2023, approved by our stockholders in July 2023 and became effective in July 2023 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The ESPP initially reserved and authorized the issuance of up to a total of 215,497 shares of Series A common stock to participating employees. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1 thereafter through January 1, 2033, by the least of (i) 215,497 shares of Series A common stock, (ii) 1% of the outstanding number of shares of our Series A common stock on the immediately preceding December 31 or (iii) such lesser number of shares of Series A common stock as determined by the administrator of the ESPP. The number of shares reserved under the ESPP is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
All employees are eligible to participate in the ESPP. However, any employee who owns 5% or more of the total combined voting power or value of all classes of stock will not be eligible to purchase shares under the ESPP.
We may make one or more offerings each year to our employees to purchase shares under the ESPP. Offerings will usually begin on each May 1 and November 1 and will continue for six-month periods, referred to as offering periods. Each eligible employee will be able to elect to participate in any offering by submitting an enrollment form at least 15 business days before the relevant offering date.
Each employee who is a participant in the ESPP will be able to purchase shares by authorizing payroll deductions of up to 15% of his or her eligible compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase shares of Series A common stock on the last business day of the offering period at a price equal to 85% of the fair market value of the shares on the first business day or the last business day of the offering period, whichever is lower, provided that no more than 3,000 shares of Series A common stock may be purchased by any one employee during any offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of shares of Series A common stock, valued at the start of the purchase period, under the ESPP in any calendar year.
The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under the ESPP will terminate upon voluntary withdrawal from the plan or when the employee ceases employment with us for any reason.

The ESPP may be terminated or amended by our Board at any time. An amendment that increases the number of shares of Series A common stock authorized under the ESPP and certain other amendments will require the approval of our stockholders.
2017 Equity Incentive Plan
Our Board adopted the 2017 Equity Incentive Plan, or 2017 Plan, in September 2017 and our stockholders approved the 2017 Plan in October 2017. The 2017 Plan was the successor to and continuation of the 2007 Plan. The 2017 Plan provided for the grant of incentive stock options, or ISOs, non-qualified stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards and other awards to our employees, directors and consultants or our affiliates. ISOs may be granted only to our employees or employees of our affiliates. The 2017 Plan was terminated in July 2023. However, any outstanding awards granted under the 2017 Plan remain outstanding, subject to the terms of the 2017 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms. In the event of a change in control, as defined under the 2017 Plan, awards granted under the 2017 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Outstanding Shares.   As of December 31, 2024, options to purchase 3,053,495 shares of Series A common stock were outstanding under the 2017 Plan with a weighted-average exercise price of $7.52 per share.
Plan Administration.   Our Board, or a duly authorized committee of our Board, administers the 2017 Plan and the awards granted under it. The administrator has the power to modify outstanding awards under the 2017 Plan. The administrator has the authority to reprice any outstanding option with the consent of any adversely affected participant.
Corporate Transactions.   The 2017 Plan provides that in the event of certain specified significant corporate transactions, as defined under the 2017 Plan, our Board may (1) arrange for the assumption, continuation or substitution of an award by a successor corporation, or the acquiring corporation’s parent company; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, or the acquiring corporation’s parent company; (3) accelerate the vesting, in whole or in part, of the award and provide for its termination prior to the transaction if not exercised prior to the effective time of the corporate transaction; (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (5) cancel or arrange for the cancellation of the award prior to the transaction in exchange for a cash payment, if any, determined by the Board; or (6) make a payment in such form as determined by the Board equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The administrator is not obligated to treat all awards or portions of awards, even those that are of the same type, in the same manner.
Transferability.   Our Board may impose limitations on the transferability of ISOs, NSOs and stock appreciation rights as the Board will determine. Absent such limitations, a participant may not transfer awards under the 2017 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2017 Plan.
2007 Equity Incentive Plan
Our Board adopted the 2007 Equity Incentive Plan, or the 2007 Plan, in December 2006, and our stockholders adopted the 2007 Plan in April 2007. The 2007 Plan provided for the grant of ISOs, NSOs and stock purchase rights, or restricted stock awards. ISOs were only granted to our employees or employees of our affiliates. The 2007 Plan was terminated in September 2017. However, any outstanding awards granted under the 2007 Plan remain outstanding, subject to the terms of the 2007 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.
Outstanding Shares.   As of December 31, 2024, options to purchase 32,618 shares of Series A common stock were outstanding under the 2007 Plan with a weighted-average exercise price of $19.88 per share.
Plan Administration.   Our Board, or a duly authorized committee of our Board, administers the 2007 Plan and the awards granted under it. The administrator has the power to modify outstanding awards under the 2007 Plan. The administrator has the authority to determine whether to offer to buyout previously granted options and to determine the terms and conditions of such offer and buyout.
Acquisitions.   The 2007 Plan provides that in the event of certain specified acquisitions, as defined under the 2007 Plan, our Board may arrange for the assumption or substitution of an award by a surviving corporation or entity, or the acquiring corporation or entity. In the event that an award is not assumed or substituted, then with respect to awards held by participants that did not terminate status as a service provider, the vesting for such awards will be accelerated and the awards will be made fully exercisable at least ten (10) days prior to the closing of the acquisition. Awards for all other participants shall be terminated if not exercised prior to the closing of the acquisition.
Transferability.   A participant may not transfer awards under the 2007 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2007 Plan.
Senior Executive Cash Incentive Bonus Plan
In June 2023, our Board adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Bonus Plan provides for cash bonus payments based upon company and individual performance targets established by our Compensation Committee. The payment targets are related to financial and operational measures or objectives with respect to our company, or one or more of the “Corporate Performance Goals” (as described below), as well as individual performance objectives.
Our Compensation Committee establishes the Corporate Performance Goals which may include the following: research, pre-clinical, non-clinical, developmental, publication, clinical or regulatory milestones; scientific or technological advances; research and development or manufacturing capabilities; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our Series A common stock; economic value-added; acquisitions, licenses, collaborations or strategic transactions; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; shareholder returns; return on sales; total shareholder return; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; satisfaction of, or other achievement metrics relating to, key third parties; working capital; earnings (loss) per share of our Series A common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention, and recruiting and other human resources matters; operating income and/or net annual recurring revenue; or any other performance goal selected by the Compensation Committee, any of which may be measured in absolute terms, as compared to any incremental increase, in terms of growth, or as compared to results of a peer group, against the market as a whole, compared to applicable market indices and/or measured on a pre-tax or post-tax basis.
Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period and may also have a minimum and/or maximum bonus opportunity. The bonus formulas are adopted in each performance period by the Compensation Committee and communicated to each executive officer. The Corporate Performance Goals are measured at the end of each performance period after our financial reports have been published. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but not later than 21∕2 months after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any agreement between the executive officer and us, an executive officer shall be required to be employed by us on the bonus payment date to be eligible to receive a bonus payment.
Limitations on Liability and Indemnification
Our Charter contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Charter authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We believe that our Charter and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Plans
We maintain a Rule 10b5-1 Policy, under which our directors, executive officers and employees may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Series A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.
Insider Trading Arrangements and Policies
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of securities of Sagimet by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. In addition, with regard to trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Compensation Recovery Policy
Our Board has adopted a Compensation Recovery Policy, or the Clawback Policy, applicable to all officers subject to Section 16 of the Exchange Act. Under the Clawback Policy, we will pursue recoupment of any excess compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated. In addition to recoupment of any excess compensation, we will seek to recoup up to 100% of all incentive-based compensation in the case of (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of our rules or applicable legal or regulatory requirements or (ii) fraud in the course of a covered employee’s employment. The recovery period for recoupment of any compensation is up to three fiscal years preceding the date on which we determine we are required to prepare and file the restated financial statements. This policy has been adopted to comply with the final guidance under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.
Policies and Practices Regarding Grants of Equity Awards
Our Compensation Committee and Board generally make equity grants on regularly scheduled dates, which includes grants in February for executive officers and other employees and following our annual meetings of shareholders for non-employee directors. The Board or Compensation Committee may change any regularly scheduled grant date if the Board or Compensation Committee determines that making grants on such date would not be in the Company’s best interest. Equity grants may also be made on other dates in connection with new hires, promotions or similar events. During 2024, our Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of such awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Below we describe transactions since January 1, 2023 and each currently proposed transaction in which:
•
the amounts involved exceeded or will exceeds the lesser of $120,000 or 1% of our total assets at the year-end for the last two completed fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Ascletis Agreements
Jinzi J. Wu, Ph.D., a member of our board of directors until June 2024, founded and serves as the chief executive officer of Ascletis BioScience Co. Ltd., or Ascletis, Ascletis Pharma Inc., or Ascletis Pharma, and Gannex Pharma Co., Ltd., or Gannex. Below is a summary of the transactions since January 1, 2023 with each of Ascletis, Ascletis Pharma and Gannex.
In January 2019, we entered into a license agreement with Ascletis, a subsidiary of Ascletis Pharma, a biotechnology company incorporated in the Cayman Islands and headquartered in Hangzhou, China. Pursuant to the license agreement, we granted Ascletis an exclusive, royalty-bearing, sub-licensable license under our know-how and patents to develop, manufacture, and commercialize denifanstat and products containing denifanstat-related compounds in the People’s Republic of China, Hong Kong, Macau and Taiwan (referred to herein as Greater China or the Territory). We retained certain manufacturing rights in Greater China and the right to practice our intellectual property in Greater China as necessary to perform our obligations under the license agreement. Ascletis granted us a non-exclusive, sublicensable, royalty-free license under certain intellectual property of Ascletis to develop, manufacture, and commercialize denifanstat and products containing denifanstat-related compounds outside Greater China.
We are eligible to receive development and commercial milestone payments from Ascletis in aggregate of up to $122.0 million. In July 2023, we recognized $2.0 million of revenue related to a development milestone triggered by the initial dosing of a Phase 3 trial for recurrent glioblastoma multiforme, of which $1.7 million was received from Ascletis in August 2023, net of applicable taxes.
We are also eligible to receive from Ascletis tiered royalty payments ranging from high single digit to mid-teen percentages on annual net sales of denifanstat and other products containing licensed compounds in the Territory, subject to customary reductions. Ascletis’ obligation to pay royalties expires on a product-by-product and region-by-region basis upon the earlier of the expiration of all valid claims covering a product in a region and 10 years following the first commercial sale of a product in a region.
Unless terminated earlier, the license agreement will continue until the expiration of the last to expire royalty payment obligation. Ascletis has the right to terminate the license agreement for any reason or no reason upon 90 days’ written notice. In addition, either party may terminate the license agreement upon the other party’s uncured material breach, insolvency, or bankruptcy. Termination of the license agreement will not terminate the non-exclusive license granted to us by Ascletis, except, in the event of early termination by Ascletis for certain of our material breach, we will pay Ascletis single digit royalties on net sales of products outside the territory covered by such non-exclusive license. In the event of early termination for any reason other than by Ascletis for our material breach, Ascletis will transfer all rights to us relating to the products, intellectual property, and regulatory approvals in Greater China, subject to our obligation to pay Ascletis royalties in the low single digit percentages on net sales of any reverted products in Greater China.
In October 2019, we entered into a Patent Assignment Agreement and Patent Re-Assignment Agreement with Gannex, an affiliate of Ascletis and subsidiary of Ascletis Pharma, whereby we assigned to Gannex all our rights, title, and interest in and to all patents and patent applications in China that we licensed to Ascletis pursuant to the license agreement. In July 2023, we amended and restated each of the Patent Assignment Agreement and Patent Re-Assignment Agreement to assign additional patents and patent applications to Gannex, effective as of October 2019, which additional patents and patent applications relate solely to licensed compounds under the license agreement, specifically, denifanstat and related compounds, and their use in the treatment of cancers, fatty liver diseases, inflammatory diseases, and diseases related thereto in Greater China. Also in July 2023, we entered into an Assignment and Assumption Agreement with Ascletis and Gannex under which Ascletis, while remaining responsible for performance under the License Agreement, assigned all of its rights and obligations under the License Agreement to Gannex and Gannex assumed such rights and obligations, effective as of October 2019. The assignment of patents did not alter the economic terms under the license agreement with respect to the assigned patents and patent applications, and we retained such rights under the assigned patents and patent applications that we had previously retained under the license agreement. Upon early termination of the license agreement for any reason other than by Ascletis for our material breach, Gannex will reassign all assigned patents and patent applications in China back to us. Additionally, we retain control of the prosecution of the pending patent application assigned to Gannex.
BBA Funds Nominating Agreement
On April 15, 2021, we entered into an amended and restated nominating agreement with the BBA Funds and on June 22, 2023, we entered into a subsequent amendment. On December 21, 2023, the BBA Funds waived certain rights under the amended and restated nominating agreement. Please see “Composition of Our Board of Directors” in this proxy statement for a description of this agreement.
Employment Arrangements
We have entered into employment agreements with certain of our named executive officers, and granted stock options to our named executive officers and certain of our directors, as more fully described in “Executive Compensation” and “Director Compensation.”
Executive Officer and Director Compensation
Please see “Executive Compensation” and “Director Compensation” for information regarding the compensation of our directors and executive officers.
Indemnification Agreements
Our Charter contains provisions limiting the liability of directors and officers, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Charter and Bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers, which require us to indemnify them. For more information regarding these agreements, see “Executive Compensation — Limitations on Liability and Indemnification.”
Policies and Procedures for Transactions with Related Persons
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any series of our Series A common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any series of our Series A common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents aggregate summary information as of December 31, 2024, regarding the Series A common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	4,515,729(2)	$7.13	2,159,161(3)
Equity Compensation Plans Not Approved by Stockholders(4)	791,170(5)	$4.01	104,017(6)
Total	5,306,899	$6.58	2,263,178

(1)
These plans consist of our 2007 Equity Incentive Plan, 2017 Equity Incentive Plan, 2023 Plan and our ESPP.

(2)
As of December 31, 2024, (i) 1,729,910 shares remained available for future issuance under our 2023 Plan and (ii) 429,251 shares remained available for future issuance under our ESPP (as of December 31, 2024 we have not commenced any purchase periods associated with our ESPP). No shares remained available for future issuance under the 2007 Plan or 2017 Plan as of December 31, 2024. However, the 2007 Plan and 2017 Plan continue to govern outstanding equity awards granted thereunder. Our 2023 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2023 Plan to be added on the first day of January in an amount equal to the lesser of (i) 4% of the outstanding number of shares of our Series A common stock on the immediately preceding December 31 or (ii) such number of shares as determined by our Compensation Committee in each case subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Our ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the ESPP to be added on the first day of each January through January 1, 2033, by the lesser of (i) 215,497 shares of our Series A common stock, (ii) 1% of the outstanding number of shares of Series A common stock on the immediately preceding December 31, or (iii) such number of shares of Series A common stock as determined by the administrator of the ESPP. The number of shares reserved under the ESPP is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(3)
This amount excludes (i) 1,226,994 shares of Series A common stock that became issuable under the 2023 Plan and (ii) 215,497 that became issuable under the ESPP on January 1, 2025, pursuant to the evergreen provisions of the 2023 Plan and ESPP.

(4)
Our Board established a pool of 1,000,000 shares of Series A common stock from which grants can be issued with Compensation Committee approval but without stockholder approval as inducement for new employees to accept employment offers from the Company under Nasdaq Listing Rule 5635(c)(4). Inducement grants to new employees are determined on a case-by-case basis. Other than inducement grants, we expect that all equity awards will be made under stockholder-approved plans.

(5)
Reflects grants of stock options to purchase 791,170 shares of common stock that were “inducement grants” as defined under Nasdaq Listing Rule 5635(c)(4). The terms and conditions of each inducement grant are subject to the terms and conditions of Forms of Award Agreements filed with the 2024 Annual Report.

(6)
This amount excludes 300,000 shares of Series A common stock that our Board added to the Inducement Pool in February 2025 upon recommendation from our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Series A common stock as of April 14, 2025, except to the extent indicated otherwise in the footnotes, by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Series A common stock, (b) each named executive officer identified in the “Summary Compensation Table” above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
The following table excludes our non-voting Series B common stock. Entities associated with Baker Brothers Life Sciences, L.P., or Baker Brothers, hold all 1,520,490 outstanding shares of Series B common stock. Baker Brothers has the right to convert each share of Series B common stock into one share of Series A common stock at such its election, provided that as a result of such conversion, Baker Brothers would not beneficially own in excess of 4.99% of any series of our securities registered under the Exchange Act, except as expressly provided for in Charter.
The percentage of Series A common stock outstanding is based on 30,674,855 shares of Series A common stock outstanding as of April 14, 2025.
In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of April 14, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Sagimet Biosciences Inc., 155 Bovet Road, Suite 303, San Mateo, California 94402.
	SHARES OF SERIES A COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENTAGE
Greater than 5% Holders:
KPCB Holdings. Inc., as nominee(1)	1,899,475	6.2%
Entities affiliated with New Enterprise Associates 13, Limited Partnership(2)	2,000,275	6.5%
Point72 Asset Management, L.P.(3)	2,468,128	8.0%
Directors and Named Executive Officers:
David Happel(4)	863,334	2.8%
George Kemble, Ph.D.(5)	986,247	3.1%
Eduardo Bruno Martins, M.D., D.Phil.(6)	246,593	*
Thierry Chauche(7)	164,777	*
Elizabeth Grammer, Esq.(8)	100,992	*
Paul Hoelscher(9)	37,673	*
Merdad Parsey, M.D., Ph.D.(10)	111,308	*
Jennifer Jarrett(11)	31,637	*
Beth Seidenberg, M.D.(12)	2,105,793	6.8%
Anne Phillips, M.D.(13)	31,637	*
Timothy P. Walbert(14)	39,873	*
All directors and executive officers as a group (12 persons)(15)	4,894,473	14.7%

*
Less than 1%

(1)
Based upon information set forth in the Schedule 13G filed on February 14, 2024, by KPCB Pandemic and Bio Defense Fund, LLC, or, KPCB PBD, consists of 1,899,475 shares of Series A common stock held by KPCB PBD. All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of KPCB PBD. The managing member of KPCB PBD is KPCB PBD Associates. Brook H. Byers, L. John Doerr, Raymond J. Lane and Theodore E. Schlein, the managing members of KPCB PBD Associates, exercise shared voting and dispositive control over the shares held by KPCB PBD and none of whom has veto power. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(2)
Based upon information set forth in the Schedule 13G filed on February 14, 2024, by New Enterprise Associates 13, L.P., or NEA 13, consists of 2,000,275 shares of Series A common stock held NEA 13. The securities directly held by NEA 13 are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13, NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 LTD. Forest Baskett, Patrick Kerins, and Scott D. Sandell are the individual directors of NEA 13 LTD and share voting and dispositive power with regard to the Company’s securities directly held by NEA 13. All indirect owners of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest in such shares. The address for the entities and individuals listed above is 1954 Greenspring Drive 600 Timonium, MD 21093.

(3)
Based upon information set forth in the Schedule 13G/A filed on November 14, 2024, by Point72 Asset Management, L.P., or Point72 Asset Management, consists of 2,468,128 shares of Series A common stock held by Point72 Asset Management. Point72 Capital Advisors, Inc., or Point72 Capital Advisors, is the general partner of Point72 Asset Management. Stephen A. Cohen controls Point72 Asset Management, Point72 Capital Advisors. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.

(4)
Consists of 170,517 shares of Series A common stock and 692,817 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(5)
Consists of 5,630 shares of Series A common stock and 980,617 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(6)
Consists of 14,035 shares of Series A common stock and 232,558 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(7)
Consists of 164,777 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(8)
Consists of 100,992 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(9)
Consists of 37,673 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(10)
Consists of 12,794 shares of Series A common stock and 98,514 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(11)
Consists of 31,637 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(12)
Consists of (i) 84,768 shares of Series A common stock held directly by Beth Seidenberg, M.D., (ii) 1,899,475 shares of Series A common stock held by “KPCB Holdings, Inc., as nominee,” (iii) 46,875 shares of Series A common stock held by the Seidenberg/Vogel Revocable Trust UA 3/6/03, of which Dr. Seidenberg serves as a trustee and (iv) 74,675 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(13)
Consists of 31,637 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(14)
Consists of 2,200 shares of Series A common stock and 37,673 shares of Series A common stock subject to options exercisable within 60 days of April 14, 2025.

(15)
Consists of (i) 2,268,235 shares of Series A common stock beneficially owned by our current executive officers and directors and (ii) 2,626,238 shares subject to options exercisable within 60 days of April 14, 2025.

ITEMS TO BE VOTED ON
PROPOSAL 1:   ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2028
At the Annual Meeting, our stockholders will vote on the election of two Class II director nominees named in this Proxy Statement as directors, each to serve until our 2028 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated Elizabeth Grammer, Esq. and Beth Seidenberg, M.D. for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If either nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF ELIZABETH GRAMMER, ESQ. AND BETH SEIDENBERG, M.D.	✓

PROPOSAL 2:   RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
The Audit Committee of the Board has appointed and engaged Deloitte to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and our subsidiary for the 2025 fiscal year, and to perform audit-related services. Deloitte has served as our independent registered public accounting firm since 2015.
Stockholders are hereby asked to ratify the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the 2025 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Deloitte to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.
Representatives of Deloitte are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.	✓

OTHER INFORMATION
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting, other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for our Annual Meeting must submit a proposal that is received at our principal executive offices no later than December 31, 2025, which is the 120th day prior to the first anniversary we made available this Proxy Statement to our stockholders for the Annual Meeting. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by our Corporate Secretary) to our Corporate Secretary at Sagimet Biosciences Inc., 155 Bovet Road, Suite 303, San Mateo, California 94402. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Stockholders intending to present a proposal or nominate a director for election at our 2026 Annual Meeting of Stockholders, or 2026 Annual Meeting, without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that the Corporate Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2026 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than February 9, 2026 and no later than the close of business on March 11, 2026. However, if we change the date of the Annual Meeting by more than 30 days before or 60 days after the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting or the tenth day following the day on which public notice of the meeting was first made. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
In addition, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in the timeline provided under our Bylaws.
STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Sagimet Biosciences Inc., 155 Bovet Road, Suite 303, San Mateo, California 94402. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS
Our 2024 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.sagimet.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our Series A common stock, without charge, upon written request to: General Counsel, Sagimet Biosciences Inc., 155 Bovet Road, Suite 303, San Mateo, California 94402. In addition, it is available to beneficial and record holders of our Series A common stock at www.astproxyportal.com/ast/27458.

ANNUAL MEETING OF STOCKHOLDERS OFSAGIMET BIOSCIENCES INC.June 9, 2025INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/217605655(password: sagimet2025) and be sure to have your control number available.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20230000000000001000 9060925THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1.The election of Class II directors for a three year term expiring in 2028:NOMINEES: 2.The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year FOR AGAINST ABSTAIN FOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below) O Elizabeth Grammer, Esq.O Beth Seidenberg, M.D. ending December 31, 2025.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAGIMET BIOSCIENCES INC.155 Bovet Road, Suite 303San Mateo, California 94402THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder hereby appoints David Happel and Elizabeth Rozek as proxies, each with full power of substitution, to represent and vote as designated on the reverse side of this ballot, all the shares of Series A Common Stock of Sagimet Biosciences Inc. held of record and entitled to vote by the undersigned as of April 14, 2025, at the Annual Meeting of Stockholders to be held on Monday, June 9, 2025, at 9:30 a.m. Pacific Time, or at any adjournment or postponement thereof, as well as to vote upon such other business as may properly come before the Annual Meeting of Stockholders.(Continued and to be signed on the reverse side)14475